SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 18, 2011

SUN BANCORP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-20957	52-1382541
(State or other jurisdiction of incorporation)	(SEC File Number)	(IRS Employer Identification No.)

226 Landis Avenue, Vineland, New Jersey	08360
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(856) 691-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SUN BANCORP, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8 – Other Events

Item 8.01	Other Events.

On May 18, 2011, Sun Bancorp, Inc. (the “Registrant”) completed the sale of $174.3 million of loans to a single institutional purchaser.  The loans had a book balance of $159.8 million and included $105.9 million of nonaccrual loans.  Gross proceeds totaled $99.2 million and the Registrant incurred a loss of approximately $44.3 million in the quarter ended March 31, 2011, upon reaching a definitive agreement with the purchaser.  The Registrant will incur an additional $546,000 in commission expenses in the quarter ending June 30, 2011, resulting from the completion of the sale.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN BANCORP, INC.
Date: May 20, 2011	By:	/s/ Thomas X. Geisel
Thomas X. Geisel President and Chief Executive Officer